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Exhibit 26(n)(ii)

Written Consent of Ernst & Young LLP

Consent of Independent Registered Public Accounting Firm

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We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our reports (1) dated February 17, 2006, with respect to the statutory-basis financial statements and schedules of Transamerica Financial Life Insurance Company, and (2) dated March 3, 2006, with respect to the financial statements of the TFLIC Series Life Account, included in Post-Effective Amendment No. 2 to the Registration Statement (Form N-6 No. 333-113442) under the Securities Act of 1933 and related Prospectus of TFLIC Series Life Account.

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ERNST & YOUNG LLP

Des Moines, Iowa

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April 13, 2006

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